UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

MELLANOX TECHNOLOGIES, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Mellanox Technologies, Ltd. pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Mellanox Technologies, Ltd.

Commission File No. of Subject Company: 001-33299

On June 12, 2019, Mellanox Technologies, Ltd. published a notice regarding its Annual General Meeting as an advertisement in newspapers in Israel, an English translation of which follows.

MELLANOX TECHNOLOGIES, LTD.

(the “Company”)

Notice is hereby given that an Annual General Meeting of Shareholders of the Company will be held on Thursday, July 25, 2019 at 5:00 p.m. (Israel time) (10:00 a.m. Eastern Time), at the Company’s office at 8B HaBarzel Street, Tel-Aviv, Israel 6971012 (the “Annual General Meeting”). If within half an hour from the time appointed for the Annual General Meeting a quorum is not present, the meeting will stand adjourned for one week, at the same hour and place, without any notification to shareholders.

We are holding the Annual General Meeting for the following purposes:

1.

To elect the 10 directors named in the Proxy Statement (as defined below) to hold office until the Company’s 2020 annual general meeting, or until their respective successors have been elected and have qualified, or until their earlier death, resignation or removal;

2.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

3.

To approve the Fourth Amended and Restated Global Share Incentive Plan (2006), which amends and restates the Third Amended and Restated Global Share Incentive Plan (2006) to increase the number of ordinary shares reserved for issuance under such plan by an additional 1,960,000 shares to 6,427,000 shares and make certain other changes;

4.	To approve certain changes to the annual retainer fees and equity awards to the Company’s non-employee directors;

5.	To approve the Company’s revised compensation philosophy;

6.

To appoint Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and to authorize the Company’s audit committee to determine the Company’s accounting firm’s fiscal 2019 remuneration in accordance with the volume and nature of their services; and

7.

To transact any other business as may properly come before the meeting, including providing management’s report on the Company’s business for the year ended December 31, 2018 (including discussion regarding the Company’s 2018 consolidated financial statements), or any adjournment or postponement of the meeting;

Pursuant to Section 182 of the Israeli Companies Law-1999 and Regulation 7 of the Israeli Companies Regulations (Relief for Companies whose Securities are Listed on a Stock Exchange Outside of Israel), 5760-2000, the record date for the entitlement of a shareholder to attend and vote at the Annual General Meeting is the close business day of June 17, 2019.

The items of business to be transacted at the Annual General Meeting are fully described in the preliminary proxy statement relating to the Annual General Meeting filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2019, a copy of which is available free of charge on the SEC’s website at https://www.sec.gov or at www.stockholderdocs.com/mlnx (the “Proxy Statement”). The definitive proxy statement with respect to the Annual General Meeting and any solicitation materials will be filed with the SEC and will be available free of charge in the SEC’s website at https://www.sec.gov or at www.stockholderdocs.com/mlnx.

It should be clarified that the provisions of the Israeli Companies Regulations (Notice and Announcement of a General Meeting and a Class Meeting in Public Companies and Adding Subjects to the Agenda), 5760-2000, with respect to the publication of notices in Israeli newspapers are not applicable to the Company.

Sincerely,

Mellanox Technologies, Ltd.

Important Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of proxies in connection with the matters to be considered at the Annual General Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s preliminary proxy statement for the Annual General Meeting, filed with the SEC on June 11, 2019 and reports filed by the Company and Forms 3 and Forms 4 filed by the Company’s executive officers and directors with the SEC after June 11, 2019. These documents are available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement for its Annual General Meeting, including the schedules and appendices thereto.

The Company intends to furnish its definitive proxy statement and proxy card for the Annual General Meeting to each shareholder entitled to delivery of a proxy, and intends to file such definitive proxy statement and proxy card with the SEC. THE COMPANY URGES ITS SHAREHOLDERS TO CAREFULLY READ SUCH DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS THERETO), ACCOMPANYING PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the definitive proxy statement, any solicitation materials and any other documents filed by the Company with the SEC will be made available free of charge at the SEC’s website at www.sec.gov or at www.stockholderdocs.com/mlnx. These documents will also be made available free of charge at ir.mellanox.com/sec.cfm or by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at mlnxproxy@mackenziepartners.com.